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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44117) of our report dated January 30, 1998 relating to the consolidated financial statements of Mac-Gray Corporation and our report dated May 2, 1997 relating to the combined financial statements of Sun Services of America, Inc. and R. Bodden Coin-Op-Laundry, Inc. appearing on pages F2 and F19, respectively, of Mac-Gray Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

                                          /s/ Price Waterhouse LLP

Boston, Massachusetts
March 26, 1998